Exhibit 99.1

Independent Accountant’s Review Report

To the Board of Directors and Stockholders of Lokahi Therapeutics Inc

We have reviewed the accompanying unaudited condensed financial information of Lokahi Therapeutics Inc., which comprise the unaudited condensed balance sheets as of June 30, 2026, and December 31, 2025, and the related unaudited condensed statements of operations, changes in stockholders’ equity (deficit), and cash flows for the six months ended June 30, 2026, and 2025, and the related notes to the unaudited condensed financial information. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the unaudited condensed financial information for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of Lokahi Therapeutics Inc., and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying unaudited condensed financial information in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter - Going Concern

The accompanying financial information has been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial information, the Company has suffered recurring losses from operations and negative cash flows from operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kreit & Chiu CPA LLP

Kreit & Chiu CPA LLP

New York, New York

August 28, 2026

Lokahi Therapeutics, Inc.

Unaudited Condensed Balance Sheets

	June 30,	December 31,
	2026	2025

Assets
Current assets:
Cash & Cash Equivalents	$53,186	$1,492,054
Short Term Investments	-	2,000,000
Prepaid Expenses	2,235,997	2,298,705
Other Current Assets	-	98,500
Total current assets	2,289,183	5,889,259

Long-term portion of prepaid expenses	-	75,485
Operating Lease ROU Asset, net	156,162	187,395
Property and Equipment, net	51,929	51,626
Total assets	$2,497,274	$6,203,765
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,436,147	$247,885
Accrued Interest	1,140,350	-
Notes payable - related party	500,100	-
Notes payable, net	5,000,000
Operating Lease Liability	59,523	39,578
Total current liabilities	9,136,120	287,463

Long-term liabilities
Long-Term Portion of Operating Lease Liability	101,873	129,454
Total liabilities	$9,237,993	$416,917
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.01, 100,000,000 shares authorized; 1,000,000 issued and outstanding as of June 30, 2026 and December 31, 2025	1,000	1,000
Additional paid-in capital	2,057,513	6,486,993
Accumulated Deficit	(8,799,232)	(701,145)
Total shareholders’ equity (deficit)	(6,740,719)	5,786,849
Total liabilities and shareholders’ equity	$2,497,274	$6,203,765

The accompanying notes are an integral part of these unaudited condensed financial statements.

Lokahi Therapeutics, Inc

Unaudited Condensed Statements of Operations

	For the six months ended
	June 30,
	2026	2025

Operating expenses:
Research and development expenses	$1,860,886	$651,784
General and administrative expenses	4,097,726	2,376,488
Total operating expenses	5,958,612	3,028,272

Loss from operations	(5,958,612)	(3,028,272)

Other income (expense)
Interest income	21,757	15,250
Interest expense	(2,161,232)	(61,086)
Change in fair value of warrant liability	-	9,518
Total other income (expense)	(2,139,475)	(36,318)

Net loss	$(8,098,087)	$(3,064,590)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Lokahi Therapeutics, Inc

Unaudited Condensed Statements of Changes in Shareholders’ Equity (Deficit)

	Number of Shares	Amount	Additional Paid-in Capital	Net Parent Investment	Accumulated Deficit	Total
Balance at December 31, 2025	1,000,000	$1,000	$6,486,993	-	$(701,145)	$5,786,849
Net loss for the period ended March 31, 2026	-	-	-	-	(2,208,640)	(2,208,640)
Stock compensation expense	-	-	114,166	-	-	114,166
Balance at March 31, 2026	1,000,000	$1,000	$6,081,259	-	$(2,909,785)	$3,692,374
Net loss for the period ended June 30, 2026	-	-	-	-	(5,889,447)	(5,889,447)
Stock compensation expense	-	-	105,210	-	-	105,210
Distribution to APUS in connection with settlement	-	-	(4,648,856)	-	-	(4,648,856)
Balance at June 30, 2026	1,000,000	$1,000	$2,057,513	-	$(8,799,232)	$(6,740,719)

Balance at December 31, 2024	-	-	-	$(1,358,121)	-	$(1,358,121)
Net loss for the period ended March 31, 2025	-	-	-	(402,397)	-	(402,397)
Balance at March 31, 2025	-	-	-	$(1,760,518)	-	$(1,760,518)
Stock-based compensation - stock options				192,053
Stock-based compensation – common stock grants				1,700,000
Conversion of convertible debt - related party				499,222
Issuance of Representative Warrants in connection with IPO				139,388
Issuance of common stock in IPO (net of $1,599,060 in offering costs and warrant liability)				11,629,727
Net loss				(2,662,193)
Balance at June 30, 2025				9,737,679

The accompanying notes are an integral part of these unaudited condensed financial statements.

Lokahi Therapeutics, Inc

Unaudited Condensed Statements of Cash Flows

	For the six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(8,098,087)	$(3,064,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation attributable to parent equity awards	219,376	-
Depreciation & Amortization expense	40,324	232
Interest expense	1,206,233	21,253
Accretion on notes payable	955,000	39,832
Stock based compensation – option grants		1,700,000
Stock based compensation – warrants		192,053
Change in fair value of warrant liability		(9,518)

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(127,945)	(1,788,619)
Accounts payable and accrued expenses	2,188,262	(472,052)
Operating lease liability	(7,636)	-
Net cash used in operating activities	$(3,624,474)	$(3,381,409)

Cash flows from investing activities:
Redemption of short term investments	2,000,000	-
Purchases of PP&E	(9,394)	(13,369)
Proceeds from notes receivable	(750,000)	-
Net cash provided by investing activities	$1,240,606)	$(13,369)

Cash flows from financing activities:
Cash proceeds from issuance of common stock in connection with IPO	-	11,953,046
Proceeds from notes payable	5,970,000	250,000
Payment of debt issuance costs	(925,000)	-
Repayment of notes payable	(1,100,000)	-
Payment in connection with settlement	(3,000,000)	-
Cash advances from related parties	-	17,400
Cash advances to related parties	-	(93,800)
Net cash provided by financing activities	$945,000	$12,126,646

Net increase (decrease) in cash, cash equivalents	(1,438,868)	8,731,868
Cash and cash equivalents, beginning of period	1,492,054	3,455
Cash and cash equivalents, end of period	$53,186	$8,735,323

Supplemental disclosure of cash flow information:
Cash paid for interest	$100,000	$-
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Original issue discount withheld from notes payable proceeds	$30,000	$-
Conversion of convertible debt - related party	$-	$386,676
Conversion of accrued interest expense for convertible debt - related party	$-	$112,546
Issuance of Representative Warrants in connection with IPO	$-	$139,388

The accompanying notes are an integral part of these unaudited condensed financial statements.

Lokahi Therapeutics, Inc

Notes to the Unaudited Condensed Financial Statements

1. DESCRIPTION OF BUSINESS

Business Description

Lokahi Therapeutics, Inc. (“Lokahi” or the “Company”) is a development-stage biopharmaceutical company incorporated in the State of Delaware as a C-Corporation. The Company is focused on the development of Apitox, a purified honeybee venom-based drug for the treatment of acute pain and inflammation associated with knee osteoarthritis. The Company is a subsidiary of Apimeds Pharmaceuticals US, Inc. (“APUS” or the “Parent”), a Delaware C-Corporation and SEC registrant.

The accompanying financial statements present the standalone financial position, results of operations, changes in stockholders’ equity and cash flows of the Company. They do not include the accounts of the Parent or any of the Parent’s other subsidiaries.

The Company has not yet generated revenue from its biopharmaceutical operations and is subject to the risks and uncertainties common to development-stage companies in the biotechnology industry. The success of the Company is dependent on obtaining the necessary regulatory approvals for its product candidate. It is not possible to predict the outcome of future research and development activities.

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company has prepared these unaudited condensed financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”). Except as disclosed herein, there have been no material changes in the information disclosed in the Notes to the Financial Statements included in the audited financial statements for the year ended December 31, 2025. Accordingly, the unaudited condensed financial statements and related disclosures herein should be read in conjunction with the audited financial statements for the year ended December 31, 2025.

As permitted under the SEC requirements for interim reporting, certain footnotes or other financial information have been condensed or omitted. These financial statements include all normal and recurring adjustments that are considered necessary for the fair presentation of results for the interim periods presented. Revenues, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these interim financial statements may not be representative of those for the full year.

Standalone Presentation

The accompanying unaudited condensed financial statements include only the accounts of the Company. The Company has no subsidiaries and, accordingly, no consolidation is presented. Balances and transactions between the Company and the Parent are not eliminated and are presented as related party balances and transactions. Stock-based compensation expense attributable to awards granted by the Parent to employees of the Company is recognized in these financial statements with a corresponding capital contribution from the Parent.

Liquidity

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of June 30, 2026, the Company had an accumulated deficit of $8,799,232. For the six months ended June 30, 2026, the Company incurred a net loss of $8,098,087 and used cash in operating activities of $3,624,474 and expects to continue to incur substantial losses in the future. As of June 30, 2026, the Company had cash and cash equivalents of $53,186. The Company has no committed source of additional financing and has historically relied on loans and advances from the Parent and other related parties and on short-term promissory notes to fund its operations. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to it or at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgements and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Significant estimates and assumptions made in the accompanying unaudited condensed financial statements include, but are not limited to, the determination of prepaid clinical development costs, accrued clinical development and manufacturing costs, stock-based compensation, and the incremental borrowing rate used to measure the Company’s operating lease liability. Actual results could differ from those estimates, and such differences could be material to the financial statements.

Fair Value Measurement

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 —	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3 —	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

A financial asset or liability classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The carrying value of cash, cash equivalents and short-term investments approximates fair value as these assets all represent cash or cash-equivalent instruments. As of June 30, 2026 and December 31, 2025, the Company had no assets or liabilities that were measured at fair value on a recurring basis.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in financial institutions which, at times, may exceed the federal depository insurance corporation limit of $250,000. As of June 30, 2026, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Segment Information

In accordance with ASC 280, Segment Reporting, the Company operates as a single operating segment. The Company’s chief operating decision maker (“CODM”), who is the Chief Executive Officer, reviews the Company’s financial information on an entity-wide basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. The CODM assesses performance primarily through the analysis of operating expenses, with key categories including research and development and general and administrative expenses. Financial information provided to and utilized by the CODM is consistent with the Company’s U.S. GAAP financial statements. As of June 30, 2026, the Company has not generated any revenue.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. As of June 30, 2026 and December 31, 2025, the Company had no cash equivalents.

Patent Costs

All patent-related costs incurred in connection with filing and prosecuting patent applications are expensed as incurred due to the uncertainty about the recovery of the expenditure. Amounts incurred are classified as general and administrative expenses in the accompanying statements of operations.

Leases

The Company accounts for a contract as a lease when it has the right to direct the use of the asset for a period of time while obtaining substantially all of the asset’s economic benefits. The Company determines the initial classification and measurement of its right-of-use assets (“ROU”) and lease liabilities at the lease commencement date and thereafter if modified. ROU assets and liabilities are to be represented on the balance sheet at the present value of future minimum lease payments to be made over the lease term. The Company has elected as an accounting policy not to apply the recognition requirements in ASC 842, Leases (“ASC 842”) to short-term leases. Short-term leases are leases that have a term of 12 months or less and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes the lease payments for short-term leases on a straight-line basis over the lease term. As of June 30, 2026, and December 31, 2025, the Company has recognized a lease which qualifies to be classified in accordance with ASC 842.

Property and Equipment, net

Property and equipment, net is stated at cost (less) accumulated depreciation. These assets are depreciated over their estimated useful lives of three to seven years using the straight-line method.

The Company adheres to ASC 360 “Property, Plant, and Equipment” and periodically evaluates whether current facts or circumstances indicate that the carrying value of its depreciable assets to be held and used may not be recoverable. If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived assets, or the appropriate grouping of assets, is compared to the carrying value to determine whether impairment exists. If an asset is determined to be impaired, the loss is measured based on the difference between the asset’s fair value and its carrying value. For long-lived assets, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows. The Company reports an asset to be disposed of at the lower of its carrying value or its fair value less costs to sell. As of June 30, 2026, no impairment has been recognized.

Related Parties

The Company follows ASC 850, “Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

General and Administrative

General and administrative expenses consist primarily of management personnel costs, professional service fees, and other general overhead and facility costs, including rent and insurance, which relate to the Company’s general and administrative functions.

Research and Development

Research and development expenses consist primarily of consulting, regulatory and manufacturing related costs, third-party license fees and external costs of vendors engaged to conduct preclinical development activities. These costs are expensed as incurred and non-refundable prepayments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized in prepaid expenses and other current assets.

The Company enters into arrangements with contract research organizations in connection with pre-clinical and clinical trials. Such arrangements often provide for payment prior to commencing the project or based upon predetermined milestones throughout the period during which services are expected to be performed. As part of the process of preparing the Company’s financial statements, management is required to estimate prepaid and accrued clinical trial expenses. The date on which services commence, the level of services performed on or before a given date, and the cost of such services are often determined based on subjective judgments informed by the facts and circumstances known to management from the terms of the contract and the Company’s ongoing monitoring of service performance. The Company makes these judgments based upon the facts and circumstances known to management based on the terms of the contract and the Company’s ongoing monitoring of service performance.

In line with the guidance suggested under ASC 450, Contingencies and ASC 730, Research and Development, all research and development costs will be expensed as incurred. Development and regulatory milestone payments are accounted for by estimating the probability of milestone achievement.

Stock Based Compensation

The Company accounts for share-based compensation in accordance with the fair value recognition provision of FASB ASC 718, Compensation — Stock Compensation (“ASC 718”), which prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the unaudited condensed financial statements based on the estimated grant date fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company accounts for forfeitures as they occur. The Company classifies share-based compensation expense in its statements of operations in the same manner in which the award recipient’s cash compensation costs are classified.

The fair value of each employee and non-employee stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company is a public company but has limited company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on implied volatility. The expected term of the Company’s stock options for employees has been determined utilizing the “simplified” method for awards. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes and for operating loss and tax credit carryforwards. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes.

The Company’s deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which these temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce deferred tax assets if it is determined that it is more likely than not that all or a portion of the deferred tax asset will not be realized. The Company considers many factors when assessing the likelihood of future realization of deferred tax assets, including recent earnings results, expectations of future taxable income, carryforward periods available and other relevant factors. The Company records changes in the required valuation allowance in the period that the determination is made.

The Company assesses its income tax position and records tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances and information available as of the reporting date. For those tax positions where it is more likely than not that a tax benefit will be sustained, the Company records the largest amount of tax benefit with a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. For those income tax positions where it is not more likely than not that a tax benefit will be sustained, the Company does not recognize a tax benefit in the financial statements. The Company records interest and penalties related to uncertain tax positions, if applicable, as a component of income tax expense.

Recently Issued Accounting Pronouncements

The Company considers the applicability and impact of all Accounting Standard Updates (ASUs). ASUs not discussed in these unaudited condensed financial statements were assessed and determined to be either not applicable or are expected to have minimal impact on the financial statements.

In November 2024, the FASB issued Accounting Standards Update No. 2024-03, Disaggregation of Income Statement Expenses. This guidance will require additional disclosures and disaggregation of certain costs and expenses presented on the face of the income statement. The amendments are effective for annual reporting periods beginning after December 15, 2026 and interim reporting period beginning after December 15, 2027 with early adoption permitted. The Company is currently evaluating the impact of this new guidance to our financial statements.

3. LICENSE AGREEMENTS

On August 2, 2021, the Company entered into a business agreement with Apimeds Korea. Under the agreement, the Company received the right to continue any clinical trial and acquire the permits and approval necessary from the U.S. Food and Drug Administration. The Company will pay Apimeds Korea a royalty of 5% of the earnings before interest and taxes, delivered from the sale or license of Apitox less any credits and charges, however, the royalty terms shall not apply when shares of the Company are transferred or sold through merger, acquisition, or share transfer agreement to a third party.

On October 12, 2021, the Company entered into an exclusive patent license agreement with Apimeds Korea, a shareholder of the Parent. Under the agreement, the Company was granted the exclusive right and license under the licensed patents to make and sell the licensed products in the United States of America.

The agreement commenced on the effective date and shall remain in force for each licensed product on a licensed-product-by-licensed-product basis for rights and obligations concerning the licensed patent, until the expiration of the last to expire valid claim of a licensed patent. The total consideration exchanged for the exclusive license agreement was $1.

4. PREPAID EXPENSE AND OTHER ASSETS

As of June 30, 2026, and December 31, 2025, the prepaid expense and other assets balance consists of the following:

	June 30,	December 31,
	2026	2025
Prepaid clinical development costs	$2,010,744	$2,022,466
Other prepaid assets and receivables	41,258	60,989
Prepaid insurance	183,995	290,735
(Less) Long term portion of prepaid insurance	-	(75,485)
Total Prepaid Expenses	2,235,997	2,298,705

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSE

Accounts payable and accrued expenses consist of balances owed to vendors, as well as others, such as the taxing authority and employees.

As of June 30, 2026, and December 31, 2025, the accounts payable and accrued expense balances consist of the following:

	June 30,	December 31,
	2026	2025
Accounts payable	$1,133,539	$26,819
Accrued development costs	398,842	118,168
Accrued manufacturing costs	232,748	-
Accrued compensation and benefits	204,758	39,406
Accrued offering costs	280,000	-
Accrued expenses - other	186,260	63,491
Total Accounts payable and accrued expenses	2,436,147	247,885

6. DEBT

Related Party Notes Payable

As of June 30, 2026, the Company had outstanding $500,100 consisting of $250,100 unsecured promissory notes payable to Inscobee Inc., a stockholder of the Parent  company, comprising amounts originally advanced in 2024 and a $250,000 note dated March 21, 2025, payable to Apimeds Korea a wholly owned subsidiary of Inscobee. All notes bear interest at 5% per annum and mature on December 31, 2026. The related party notes were assumed by the Company in connection with the settlement agreement executed April 24, 2026. As of June 30, 2026 and June 30, 2025, these related party notes remain outstanding with accrued interest totaling $40,350 and $15,452 respectively.

2026 Promissory Note

On March 30, 2026, the Company issued a secured promissory note (the “2026 Promissory Note”) to the Keren Eliyahu Charitable Trust in the principal amount of $1,000,000. The Company received proceeds of $995,000, net of $5,000 of original issue discount withheld at funding. The note is repayable in the amount of $1,100,000 (representing 110% of principal) on May 15, 2026, and is collateralized by a certificate of deposit classified as a short-term investment on the balance sheet. The note is recorded as a current liability on the balance sheet and the Company recorded $80,000 in accretion expense relating to original issuance discount and issuance costs.

The 2026 Promissory Note was repaid in full during the six months ended June 30, 2026.

2026 Secured Promissory Notes

In May and June 2026, the Company issued additional secured promissory notes to the Keren Eliyahu Charitable Trust in an aggregate principal amount of $5,000,000. Each note bears a non-compounding return in excess of the principal amount, and the aggregate amount due under these notes as of June 30, 2026 was $6,100,000. The notes are recorded as current liabilities of the Company. As of June 30, 2026, $5,000,000 of principal is presented in notes payable, net, and $1,100,000 of interest payable is presented in accrued interest on the accompanying balance sheet. For the six months ended June 30, 2026, the Company recognized $2,015,000 of interest expense, including $875,000 of accretion of original issue discount and debt issuance costs associated with these notes

Included in the notes described above is a $1,000,000 note (“Note One”) issued on May 6, 2026 in connection with the repayment of the 2026 Promissory Note, which bears a non-compounding return equal to 120% of the principal amount, and a $2,000,000 note (“Note Two”) issued on May 12, 2026, which bears a non-compounding return equal to 125% of the principal amount. Note One was originally scheduled to mature on July 5, 2026 and was subsequently amended to mature on June 11, 2026, which is also the maturity date of Note Two. As of June 30, 2026 and the period thereafter the Company has made a number of maturity extension payments in connection with the aggregate repayment amount disclosed above, extending the aggregate maturity date to September 30, 2026.

7. RELATED PARTY TRANSACTIONS

The Settlement Agreement

On April 24, 2026 (the “Effective Date”), the Company entered into a Confidential Settlement and Mutual Release Agreement (“The Settlement Agreement”) by and among the Company, the Parent, MindWave, a wholly owned subsidiary of the Parent, Erik Emerson, individually and in his capacity as Bio Business Representative under the Merger Agreement (“Emerson”), Inscobee, and Apimeds Inc. (“Apimeds Korea”), a wholly owned subsidiary of Inscobee. The Settlement Agreement resolves, without litigation, disputes that arose among the parties following the Merger consummated on December 1, 2025, pursuant to the merger agreement, dated December 1, 2025, by and between APUS, Apimeds Merger Sub, Inc., Mindwave, the Company, and Emerson (the “Merger Agreement”), including disputes regarding the validity of certain stockholder consents and related support and voting agreements.

Under the Settlement Agreement, the Company irrevocably and unconditionally agreed to transfer to the Parent, or its designee, a working capital contribution of $4,000,000 (the “Working Capital Contribution”), later amended to $3,000,000 along with the forgiveness or assumption of the assets or liabilities defined herein. The Company also agreed to forgive, release and discharge all amounts previously advanced by the Company to the Parent or its subsidiaries, including (i) $750,000 advanced on or about February 2, 2026, together with any interest, penalties or equity that may be due to the Company (ii) the related party notes and their respective interest in aggregate principal balance of $500,100 and accrued interest balance of 34,117 (iii) balances due from APUS in the amount of $364,639.14.

In connection with the Settlement Agreement, the Parent agreed to (i) assign to the Company the Prevail CRO credit facility, having an aggregate value of approximately $2,200,000, to support continued development of the Apitox program, and (ii) assign to the Company the rights under the related license agreement, with the Company retaining all rights relating to the Apitox program, including intellectual property, regulatory materials, development data, manufacturing information and other associated program assets. In addition, within five business days following fulfillment of the Working Capital Contribution, the Parent is required to distribute 51% of the common stock of the Company as directed by Emerson, with the remaining 49% retained by the Parent. The Company’s board composition and management appointments are determined solely by the Company, and Emerson continues as the Company’s Chief Executive Officer and President.

The Company further irrevocably waived certain covenants and rights under the Merger Agreement and under an amended and restated side letter agreement dated December 1, 2025, including rights to allocations of financing proceeds raised by the Parent and the right to be repaid a $50,000 diligence fee. The Settlement Agreement also provides for mutual releases among the parties of all claims arising from facts, acts, omissions, circumstances, events or transactions occurring before its execution, subject to customary carve-outs, which releases become effective only upon payment by the Company of the Working Capital Contribution. In connection with the Settlement Agreement, the Company assumed the Related Party Notes payable to Inscobee described above, together with accrued interest thereon.

The Company’s related party balances consist of unsecured promissory notes payable to related parties, and accrued interest on those notes. Amounts due from the Parent arise from expenses paid by one entity on behalf of the other and from cash transfers between the entities. These balances are unsecured, non-interest bearing and due on demand. Related party balances were as follows:

	June 30,	December 31,
	2026	2025
Due from Parent (APUS)	$-	$98,500
Related party notes payable - short term	500,100	-
Accrued interest - related party notes	40,350	-

8. COMMITMENTS AND CONTINGENCIES

License Agreement

On August 2, 2021, APUS entered into a business agreement with Apimeds Korea. Under the agreement, the APUS received the right to continue any clinical trial and acquire the permits and approval necessary from the U.S. Food and Drug Administration. APUS assigned its rights and obligations under this agreement to Lokahi. The Company will pay Apimeds Korea a royalty of 5% of the earnings before interest and taxes, delivered from the sale or license of LT-100 less any credits and charges, however, the royalty terms shall not apply when shares of the Company are transferred or sold through merger, acquisition, or share transfer agreement to a third party. On October 12, 2021, APUS entered into an exclusive patent license agreement with Apimeds Korea, a shareholder of APUS. Under the agreement, the Company was granted the exclusive right and license under the licensed patents to make and sell the licensed products in the United States of America. The agreement commenced on the effective date and shall remain in force for each licensed product on a licensed product-by-licensed-product basis for rights and obligations concerning the licensed patent, until the expiration of the last to expire valid claim of a licensed patent. The total consideration exchanged for the exclusive license agreement was $1 Lokahi entered into a sub license agreement with APUS for the rights to sell the LT-100 in the United States of America.

Legal Proceedings

In connection with the merger consummated on December 1, 2025, Alto Opportunity Master Fund B (“Alto”) purchased a senior secured convertible note from Apimeds Pharmaceuticals US, Inc. (“APUS”) in the principal amount of $10.9 million in a private placement completed in connection with that transaction. The note is an obligation of APUS. Therefore, no amounts related to the note are reflected in the accompanying financial statements.

In August 2026, counsel to Alto contacted the Company’s legal counsel regarding settlement of the amounts owed by APUS under the note, asserting that the Company may bear responsibility for those amounts on the basis that the Company was formerly a subsidiary of APUS. Alto indicated that it intends to pursue litigation against APUS, the Company, certain of their respective current and former officers and directors, and other parties. Alto has not identified the specific legal or factual basis for any claim against the Company, has not asserted a specific amount sought from the Company, and has not commenced any legal proceedings against the Company as of the date these financial statements were available to be issued.

The Company is evaluating the matter with the assistance of legal counsel. Because no claim has been formally asserted against the Company and no specifics have been provided, the Company is unable to determine whether a loss is probable or to estimate the amount or range of any reasonably possible loss. Accordingly, no liability has been recorded with respect to this matter as of December 31, 2025, or December 31, 2024. Should litigation be commenced and successfully prosecuted against the Company, an unfavorable outcome could have a material adverse effect on the Company’s financial position, results of operations and cash flows.

Future Commitments

During the year ended December 31, 2025, the Company entered into an agreement to prepay its CRO, Prevail InfoWorks Inc, pertaining to future clinical trial execution. The agreed upon prepayment amount is $3,268,906, of which $516,263 remains unfulfilled. As of June 30, 2026, this agreement remains active and the Company continues to accumulate the prepaid balance discussed.

During the year ended December 31,2025 the Company entered into an agreement with Piramal Pharma Solutions, Inc. to manufacture clinical trial material for its lead Biopharmaceutical asset, Apitox. As of June 30, 2026, the Company remains engaged with Piramal Pharma Solutions in connection with the manufacturing of LT-100, formerly known as Aptiox.

Indemnification Agreements

The Company has entered into indemnification agreements with its directors and officers. Under these agreements, the Company may be required to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service. The Company has not incurred material costs related to these indemnification provisions and has not accrued any liabilities related to such obligations as of June 30, 2026.

Operating Lease

	June 30,	December 31,
	2026	2025
Right-of-use asset, net	$156,162	$187,395
Lease liability - current	59,523	39,578
Lease liability - non-current	101,873	129,454
Total lease liability	161,396	169,032

Future Minimum Lease Payments

Year Ending December 31,	Amount
2026	35,645
2027	67,310
2028	69,330
Thereafter	-
Total undiscounted lease payments	172,285
Less: imputed interest	(10,889)
Present value of lease liabilities	$161,396

Supplemental Information

Six Months Ended June 30, 2026
Cash paid for amounts included in lease liabilities	$11,882
Weighted-average remaining lease term (years)	2.9
Weighted-average discount rate	5.0%

9. SHAREHOLDERS’ EQUITY

Common Stock

As of June 30, 2026, and December 31, 2025, the Company had 100,000,000 authorized shares of common stock, par value $0.001 per share. The Company had 1,000,000 shares of common stock issued and outstanding as of June 30, 2026, and December 31, 2025, respectively, all of which are held by the Parent. Each share of common stock is entitled to one vote.

10. STOCK-BASED COMPENSATION

Stock Options

The Parent maintains the 2024 Equity Incentive Plan (the “Plan”), under which the Parent may grant stock options, restricted stock units, and other equity awards to employees, directors, and consultants, including employees of the Company. As of June 30, 2026, 2,096,679 shares of the Parent’s common stock were authorized for issuance under the Plan, of which 1,096,679 shares were granted in the form of stock options, and 1,000,000 shares were issued to executives in the form of common stock. The Plan currently maintains 0 shares available for issuance.

Certain equity awards of the Parent have been granted to employees of the Company. Because there is no recharge arrangement (an agreement in which the subsidiary reimburses the parent for the cost of stock-based awards granted to the subsidiary’s employees) between the Parent and the Company, the expense associated with these awards is recognized in the Company’s statements of operations and is offset by a corresponding capital contribution from the Parent recorded in additional paid-in capital. For the six months ended June 30, 2026, the Company recognized $219,376 of stock-based compensation expense related to these awards.

The Company calculates stock-based compensation expense in accordance with ASC 718. The fair value of stock-based awards is amortized over the vesting period of the award.

The following represents a summary of options:

	Number of Options	Weighted Average Exercise Price	Weighted- Average Remaining Contractual Term (In Years)
Issued and outstanding, December 31, 2025	1,235,251	$2.82	8.71
Granted	-	-	-
Exercised	-	-	-
Forfeited/Expired	(250,025)	$6.59	4.77
Issued and outstanding, June 30, 2026	985,226	$1.90	9.11
Exercisable, June 30, 2026	397,189	$1.87	9.03

Stock-Based Compensation Expense

	Six Months Ended	Six Months Ended
	June 30, 2026	June 30, 2025
Research and development	$31,805	$-
General and administrative	187,571	-
Total stock-based compensation	219,376	-

11. INCOME TAXES

The Company recorded no provision or benefit for income tax expense for the six months ended June 30, 2026 and June 30, 2025 respectfully.

For all periods presented, the pretax losses incurred by the Company received no corresponding tax benefit because the Company concluded that it is more likely than not that the Company will be unable to realize the value of any resulting deferred tax assets. The Company will continue to assess its position in future periods to determine if it is appropriate to reduce a portion of its valuation allowance in the future.

The Company has no open tax audits with any tax authority as of June 30, 2026.

12. SUBSEQUENT EVENTS

The company’s management has evaluated subsequent events occurring after June 30, 2026, the date of our most recent balance sheet, through the date our financial statements were issued.

The Merger

On July 14, 2026 (the “Closing Date”), Glucotrack, Inc., a Delaware corporation (the “Acquiror”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glucotrack Merger Sub, Inc., a Nevada corporation, the Company, Glucotrack Technologies Inc. (the “Operating Sub”), and Paul V. Goode, solely in his capacity as representative for the Operating Sub. At the effective time of the merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time was canceled and converted into the right to receive a portion of the merger consideration, consisting of shares of the Acquiror’s common stock, par value $0.001 per share, such that the aggregate number of shares issued to all holders of the Company’s existing common stock equaled 19.99% of the Acquiror’s common stock issued and outstanding as of the date of the Merger Agreement, together with shares of the Acquiror’s Series A convertible preferred stock, par value $0.001 per share, such that immediately following the effective time the holders of the Company’s existing common stock collectively held, on a fully diluted and as-converted basis, 90.0% of the Acquiror’s total issued and outstanding equity securities. Any dilution attributable to Bridge Shares and PIPE Shares, as those terms are defined in the Merger Agreement, is borne solely by that allocation, such that the Acquiror’s existing stockholders will in no event hold less than 10.0% of the Acquiror’s total issued and outstanding equity securities on a fully diluted basis immediately following the effective time.

The merger consideration consisted of 1,311,200 shares of the Acquiror’s common stock and 785,334 shares of the Acquiror’s Series A convertible preferred stock. Each share of Series A convertible preferred stock is convertible into 100 shares of the Acquiror’s common stock automatically upon stockholder approval and approval of the Acquiror’s new listing application.

Acknowledgement of Transfer and Beneficial Ownership

In connection with the Settlement Agreement executed April 24th, 2026, Apimeds Pharmaceuticals US, Inc. (“APUS”), the former operating entity of the Biopharmaceutical Business, released fifty one percent (51%) of its ownership position in the Company. The Company fulfilled all required obligations and payments outlined in the Settlement Agreement (refer to Note 7) and, as of July 14, 2026, executed the Acknowledgement of Transfer and Beneficial Ownership Agreement (“the equity release agreement”) in which APUS transferred the aforementioned ownership interest to the Company or one of its guarantees.